SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 28, 2000

                             LONE WOLF ENERGY, INC.
             (Exact name of registrant as specified in its charter)

      Colorado                       0-24684                    73-1587867
(State of other jurisdiction       (Commission               (IRS Employer
 of incorporation)                 File Number)              Identification No.)

            5400 N.W. Grand, Suite 510, Oklahoma City, Oklahoma 73112
                    (Address of principal executive offices)

                                 (405) 943-4615
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 2.  Acquisition of Assets

Acquisition of Zenex Communications, Inc.

     On June 21, 2000, Lone Wolf Energy Inc. ("Lone Wolf") completed the previously announced acquisition of Zenex Long Distance, Inc. (d/b/a Zenex Communications, Inc.) ("Zenex") through a merger of a wholly-owned subsidiary of Lone Wolf, Prestige Acquisition Corporation ("Prestige Acquisition"), with and into the parent of Zenex, Prestige Investments, Inc., an Oklahoma corporation ("Prestige Investments"). Prestige Investments was the surviving corporation in the merger. The merger was pursuant to an Agreement and Plan of Reorganization dated May 4, 2000, by and among Lone Wolf, Prestige Acquisition, Prestige Investments and the five shareholders of Prestige Investments (the "Zenex Merger Agreement"). Pursuant to the Zenex Merger Agreement, Lone Wolf issued 15,550,000 shares of Lone Wolf common stock to the shareholders of Prestige Investments, in return for their surrender to Lone Wolf of all of their shares of common stock of Prestige Investments. Following the merger, Prestige Investments became a wholly owned subsidiary of Lone Wolf, and Zenex became, and is currently operated as, a wholly owned subsidiary of Prestige Investments.

     To the extent of changes resulting from the acquisition of Zenex, this Form 8-K is intended to supplement and amend the information in Lone Wolf's Annual Report on Form 10-KSB for the year ended December 31, 1999, as filed with the Securities and Exchange Commission (the "Commission") on March 30, 2000 (as amended by Form 10-KSB/A filed with the Commission on April 24, 2000); Lone Wolf's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000, as filed with the Commission on May 15, 2000; and the Company's Proxy Statement dated May 26, 2000, as filed with the Commission on May 26, 2000.

Business and Properties

     The following discussion describes the business and properties of Lone Wolf, following the acquisition of Zenex. To the extent of changes resulting from the acquisition of Zenex, the following information supplements the "Description of Business" and the "Description of Properties" in Lone Wolf's Annual Report on Form 10-KSB for the year ended December 31, 1999 and filed with the Commission on March 30, 2000. The term "Company," as used below, includes Lone Wolf and all of its direct and indirect subsidiaries.

General

     The Company's telecommunications business segment consists primarily of the rendering of Interactive Voice Response (IVR) services. IVR is most easily described by thinking of IVR as a voice computer. Where a computer has a keyboard for entering information, an IVR uses remote touch-tone telephones. Where a computer has a screen for showing the results, an IVR uses a prerecorded human voice that is stored (digitized) on a hard drive. In addition, it can use a synthesized voice (computerized voice) for read back information that is constantly changing. (The synthesized voice is commonly referred to as Text-to-Speech.)

     Several companies sell IVR software and equipment that businesses buy and use in their operations. The Company offers IVR services to businesses that do not want to invest in the software and equipment. The Company combines the telephone service with the IVR services so that it can serve multiple line needs and multiple types of services via an 800 number through its phone switch (see "Description of Properties" below).

     IVR does not require a caller to say anything. The Company's system selects pre-recorded voice messages to play to the caller to prompt the caller to do something, such as "please enter your calling card number now," "please enter your account number," or "press `1' for customer service."

     The advantage of using an IVR service such as the Company's is that the volume of calls that can be handled is much greater than what most businesses could achieve on their own. The disadvantage to contracting for an IVR service is that the business pays for the service continuously. It is the same decision a business makes when deciding whether to lease or buy. However, even businesses that invest in their own IVR equipment still must pay for the 800 number to bring the call into the equipment.

IVR Services

     The Company's IVR services primarily include wholesale sale of long distance minutes to distributors of prepaid and postpaid calling cards,
automatic  call  direction,   automated  customer  service,  information  lines,
automated telemarketing, and automated product ordering. The following is a description of each of these services.

     Prepaid and Postpaid Calling Cards. The Company sells IVR service, along with both "inbound" and "outbound" long distance service, to distributors of prepaid and postpaid calling cards on a "per minute" basis. The difference between a prepaid calling card and a postpaid calling card is in the timing of the payment by the end-user. With a prepaid card, the end-user pays for the card prior to making the first call. Upon purchase, the card's "pin," or personal identification number, is revealed to the end-user by peeling a tape off the card or scratching off an opaque substance. The end-user uses the card by first dialing the 800 number printed on the card, and then dialing the card pin number and the desired long distance phone number when asked to do so by the prerecorded voice generated by the Company's IVR equipment. Each prepaid card has a finite number of long distance minutes preprogrammed onto the card. When the number of long distance minutes has been consumed, the card expires automatically.

     With postpaid calling cards, the end-user pays for the number of long distance minutes consumed, but after the call is made, typically on a monthly basis. A postpaid card is used the same way as a prepaid card. The end-user is given a pin number and an 800 number upon issuance of the card (usually the 800 number is also printed on the card itself). The end-user uses the card by dialing the 800 number and then the pin number and desired long distance number when prompted by the Company's IVR equipment. Postpaid cards are typically requested by organizations for distribution to their employees for business use. Like prepaid cards, there is usually a limit imposed on the number of long distance minutes available for all of the postpaid cards furnished to an organization.


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

     The Company's sales of IVR services and long distance minutes are primarily to wholesale distributors that do not have their own switch or calling card platform. For example, the Company may generate for Business A one million pin numbers. Business A may print the pin numbers on a million prepaid calling cards that it manufactures or causes to be manufactured, and then sell the cards to Business B at a discount. Business B may then sell the cards on a prepaid basis to individual store chains, convenience stores, and other ultimate sources for end-user purchases of prepaid cards. When a card is used, Business A pays the Company for every long distance minute consumed by the end-user.

     Automatic Call Direction. The Company offers its clients automated call direction, or "call-forwarding," services. For example, the Company's system may prompt the caller to dial "1" to find the person now, or to dial "2" to leave a message. If "1" is dialed, the Company's system will automatically forward the call to the client's pre-instructed phone number. The Company markets its automatic call direction services primarily to small businesses.

     Automated Customer Service. The Company offers its clients automated customer service assistance. This involves the creation of recordings that ask a series of questions regarding the service problems most frequently experienced by end-users of the client's products or services. If the caller dials the appropriate response with respect to a particular prerecorded service message, the Company's IVR equipment then plays a prerecorded message giving suggested solutions to the problem. By using this service, customer service providers typically experience a significant reduction in the number of personnel needed to respond to customer service inquiries. The Company markets its automated customer service services primarily to small, medium and large businesses.

     Information Lines. The Company offers its clients automated information lines. This involves the creation of recordings for the Company's clients that provide information to callers. For example, a client in the seminar production business may use the Company's service to advertise an 800 number to obtain information about upcoming seminars. When a call comes in, the Company's IVR system will say: "For a complete listing of upcoming seminars in your area, please enter your area code." When the caller enters the area code, the system plays the recording designated by the client for the caller's area. The Company markets its information line services primarily to small, medium and large businesses.

     Automated Telemarketing. The Company offers its clients automated telemarketing services. For example, the Company's system can place multiple telemarketing calls on behalf of a client. If the Company's system detects that an answering machine has answered the call, the system will leave a message for the homeowner to call an 800 number selected by the Company's client. If the Company's system detects that a person has answered the call, the system will ask the person to hold while a live person comes on the line. While some of the Company's competitors offer "canned" IVR software platforms, the Company individually tailors and constructs the software required to meet its clients' specific needs. The Company markets its automated telemarketing services primarily to small businesses.

     Automated Product Ordering. The Company offers its clients automated product ordering services. For example, the Company's client may use the system to advertise an 800 number to order concert tickets. When a call comes in to order tickets, the Company's system will ask for the caller's credit card number, validate the credit card, and process the transaction. The Company markets its automated products ordering services primarily to small businesses and as an adjunct to businesses engaged in E-commerce.

Sources and Availability of Long Distance Minutes

     For its operations, the Company purchases its long distance minutes from long distance carriers. The Company connects directly with its contracted long distance carriers and buys minutes of use on a monthly basis. In general, there are many sources for these minutes. The Company currently buys minutes directly or indirectly through Qwest, Telco, and MCI WorldCom and others. The Company, like many of its competitors, is not "locked in" to a set price for long distance minutes and it can terminate its long distance carrier contracts if the contracted carrier increases its per-minute rate by more than five percent. If the Company were to experience a material increase in the cost of minutes, it would likely attempt to pass the cost along to its customers. Any such material increase would probably similarly affect many of the Company's competitors, thus reducing the odds that the Company's customers might switch service providers. However, there can be no assurance that the Company's customers would not switch to another service provider.

     The Company faces certain risks when a significant customer requests the Company to promise delivery of services on or before a specific date. One risk inherent in this type arrangement is that there can be significant delays between the ordering of new facilities to connect with the long distance carriers and the actual connection. The Company may rely on outside vendors to make the proper connection of T-1 lines to meet the anticipated increase in demand. If the Company experiences delays in the vendor's promised connection date, the Company could experience more customer demand than facilities to supply. In this situation, some of the attempted calls from all customers would be blocked at the Company's switch and callers would experience busy signals. As a result, these customers might choose to discontinue using the Company's services and the Company could suffer long-term harm.

     A similar risk arises whenever the Company contracts with a new customer to fulfill the customer's distribution requirements for long distance minutes and that customer significantly underestimates the number of minutes it expects to sell. In that event, if the Company's equipment is not sufficient to handle the unexpected volume, callers experiencing busy signals would likely complain to the Company's customer and the Company could suffer long-term harm.

     With the Company's current switching equipment, management believes that it could increase its existing call traffic by 80% to 100%. To grow beyond that point will require significant capital expenditures and no assurances can be given that the Company can raise the amount of capital needed.

Marketing Strategies

     The Company markets its IVR Services primarily through direct sales, trade journal ads, and attendance at trade shows and conventions. The Company employs a marketing and sales staff and also retains independent marketing and sales agents who are paid on a commission basis. New accounts must be great enough to cover attrition in order to sustain growth.

     The Company seeks to capture and retain clients through its experienced sales staff by offering superior client service, support and responsiveness. Because the Company has its own source code to its IVR platform, the Company is in a better position to make changes to the functionality of software than some of its competitors that offer only "canned" software. The Company also is a relatively small business compared to some of its competitors, which enables the Company to interact with its clients on a more personal level. The Company's small size also enables it to have relatively lower overhead costs. Unlike some of its competitors, the Company also currently has extra capacity to meet additional demand for its services.

IVR Contracts Terminable at Will; Dependence on One Customer

     Although the Company has several IVR clients, virtually all IVR services are rendered pursuant to contracts that are terminable either at the will of either party or upon short notice by either party. One particular IVR client currently accounts for approximately 80% of the Company's revenues. Loss of this client would have a materially adverse impact on the Company's operations and revenues.

Competition

     The telecommunications industry is highly competitive and the Company faces intense current and future competition with respect to the Company's IVR service offerings. Many of the Company's current and potential competitors have financial, technical, personnel and other resources, including brand name recognition, substantially greater than the Company's. There has also been, and the Company believes there will continue to be, significant merger and joint venture activity and the creation of strategic alliances within the telecommunications industry that will result in competitors with even greater financial resources and other competitive advantages. In addition, rapidly evolving technology, and new applications of existing technology, may also provide competitors in the Company's markets with significant competitive advantages over the Company. The Company cannot provide any assurance that the Company will be able to respond to such competitive pressures or that competition will not have a material adverse effect on the Company's business. The Company's competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements. They may also be able to devote greater resources to the development, promotion and sale of their products and services than the Company can.

         The Company competes primarily on the basis of pricing, quality of service and customer loyalty. The Company's ability to compete effectively will depend on the Company's ability to maintain high quality services at prices generally equal to or below those charged by the


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

Company's competitors. If the Company's competition lowers their prices or the Company is otherwise forced to lower its prices, the Company will be adversely affected.

Regulation

     Overview. The Company's services are subject to federal, state and local regulation. The Company holds various federal and state regulatory authorizations. The Federal Communications Commission (FCC) exercises jurisdiction over telecommunications common carrier services to the extent the carriers provide, originate and/or terminate interstate or international communications. The FCC also establishes rules and has other authority over certain issues related to local telephone competition. State regulatory commissions retain jurisdiction over telecommunications carriers to the extent they provide, originate or terminate intrastate communications. Local governments may require the Company to obtain licenses, permits or franchises in order to use the public rights of way or obtain zoning approvals necessary to install and operate its networks.

     Federal Regulation. The Company is categorized as a non-dominant carrier by the FCC, and as a result the Company is subject to relatively limited regulation of its interstate and international services. Tariffing and certain general policies and rules apply, as well as certain reporting requirements, but the Company's rates are not subject to prior FCC approval. The Company has all the operating authority required by the FCC to conduct long distance and international business at present. Additionally, as a non-dominant carrier, the Company may install and operate additional facilities for the transmission of domestic and international interstate communications without additional FCC authorization, except to the extent that radio licenses or international authorizations are required or that installation of a facility raises certain environmental impact issues under the FCC's rules. The FCC also imposes prior approval requirements on transfers of control and assignments of radio and microwave licenses and authorizations for the provision of international telecommunications services. The FCC has the authority generally to condition, modify, cancel, terminate or revoke licenses and operating authority for failure to comply with federal laws and/or the rules, regulations and policies of the FCC. Fines or other penalties also may be imposed for such violations. The Company cannot provide any assurance that the FCC or third parties will not raise issues with regard to the Company's compliance with applicable laws and regulations.

     State Regulation. The Company is also subject to various state laws and regulations. Most public utility commissions require providers such as the Company to obtain authority from the commission prior to the initiation of intrastate service. The Company has been certified to provide interexchange toll services in all states except Alaska and Hawaii. Interexchange authority (sometimes referred to as intraLATA authority) allows the Company to provide toll services within each of these states listed above. In those states that require tariffs, the Company has tariffs setting forth the terms, conditions and prices for services that are classified as intrastate. The Company is also required to update or amend its tariffs when it adjusts its rates or adds new products, and it is subject to various reporting and record-keeping requirements. Many states also require prior approval for transfers of control of certified carriers, corporate reorganizations, acquisitions of telecommunications operations, assignment of carrier assets, carrier stock offerings and the incurring by carriers of significant debt obligations. Certificates of


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

authority can generally be conditioned, modified, canceled, terminated or revoked by state regulatory authorities for failure to comply with state law and/or the rules, regulations and policies of state regulatory authorities. Fines or other penalties also may be imposed for such violations. The Company cannot provide any assurance that state utilities commissions or third parties will not raise issues with regard to the Company's compliance with applicable laws or regulations.

     Future Regulation. From time to time, federal or state legislators propose legislation that could affect the Company, either beneficially or adversely. The Company cannot provide any assurance that federal or state legislation will not be enacted, or that regulations will not be adopted or actions taken by the FCC or state regulatory authorities, that might adversely affect the Company's business.

Employees and Agents

     The Company currently has approximately eleven employees employed in the Company's telecommunications segment. In addition, as of that date, the Company had agreements with approximately ten independent sales agents to market the Company's products and services. None of the Company's employees are represented by a labor organization, and the Company considers the Company's employee relations to be good.

     To be successful, the Company must keep the services of a small number of key management and operating personnel, including certain sales, technical and marketing personnel. If one or more of these people joins a competitor or otherwise competes against the Company, it could materially hurt the Company's business. If the Company loses key people, the Company may not be able to hire adequate replacements.

Intellectual Property

     The Company owns the source code to all of the software the Company creates pursuant to instructions received from the Company's clients, and the employees and independent consultants the Company retains to assist in writing such software cannot use it elsewhere.

     The Company  currently uses and has  registered  the following  trademarks:
Zenex World Access (Registered June 10, 1997); Zpage (Registered July 1, 1997); Calling For The Children (Registered Dec. 29,1998); and Z-NET (Registered May 25, 1999). The Company also uses the name "Virtual Office" for its automatic call direction and voicemail service.

Research and Development

     The Company does not spend a material amount of funds on research and development. Currently all of the Company's research and development is done internally by its employees.


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

Description of Properties

     The Company maintains its corporate headquarters in Oklahoma City, Oklahoma where the Company leases approximately 4,525 square feet (2,955 square feet for corporate and administrative office space and 1,570 square feet for switch and equipment facility space) at a monthly rental of approximately $4,700. The Company does not anticipate that its will encounter any material difficulties in meeting its future needs for any leased space.

     The  Company  owns  a  Harris  20/20   telecom   switch  and  software  and
approximately 30 computers that interface with the switch. Currently, the Company has approximately 136 T-1 lines connected to its switch. With the Company's current switching equipment, management believes that it could increase its existing call traffic by 80% to 100%. To grow beyond that point will require significant capital expenditures and no assurances can be given that the Company can raise the amount of capital needed.

Management's Discussion and Analysis and Plan of Operation

     The following discussion describes management's analysis and plan of operation of the Company following the acquisition of Zenex. To the extent of changes resulting from the acquisition of Zenex, the following information supplements "Item 6. Management's Discussion and Analysis and Plan of Operation" in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999 and filed with the Commission on March 30, 2000, and "Item 2. Management's Discussion and Analysis or Plan of Operation" in the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000 and filed with the Commission on May 15, 2000.

     There were no trends known to the Company either short-term or long-term which would have a material adverse effect on the Company's liquidity.

     It was necessary for the Company to be able to settle certain of past liabilities in 1999 to continue operations with the amount of capital the new owners were willing to contribute. In 1999, approximately $985,000 of old liabilities were negotiated which were recognized in 1999 as other nonrecurring income.

     The balance sheet at March 31, 2000 shows current liabilities to be twice the amount of current assets. The current liabilities are $820,000 more than current assets. Of this shortfall in working capital, $410,000 is being funded by making monthly payments on some old debts on an informal basis. The balance is being funded by extended terms from the Company's long-distance carriers, which give 60-75 days from month end to pay carrier bills. If the amounts due on the old debts were accelerated and/or if the carriers changed their terms for billing, the Company would face short-term liquidity problems and be forced to look for outside sources of financing, which may not be available to it.

     As described in the footnotes to the financial statements, the Company has a $317,000 payment due on the buyout of Zenex by Prestige Investments when collected revenues reach $10,000,000. The current collected revenues since the purchase are approximately $4,000,000.


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

The Company believes it will reach the $10,000,000 threshold in the next 12 months. Unless there is a significant increase in profits, the Company will have to seek outside financing or equity funding to make the $317,000 payment which will be due. Management believes, but can give no assurances, that such funding will be available to it.

     In late 1999, the Company hired new executive personnel with extensive knowledge of the telecommunications industry to develop and implement plans for future operations.

     It was determined that the additional capital expenditures were needed to implement a plan for growth in 2000.

     Approximately $280,000 was spent in the first quarter of 2000 to expand capacity in the Company's switching equipment and prepare it for increased revenue. This was financed with long-term debt of $350,000. As a result of the increase in capacity, revenue increased in the first quarter of 2000 to $1,278,000 from $222,000 in the same quarter of 1999. This increase resulted in an increase in gross profit of $144,000 from the same quarter in 1999. The loss for the quarter was $112,000; however, if the gain from settlement of old debts is taken out of the 1999 profit, the decrease in loss was $212,000 in 2000 as compared to the same quarter in 1999.

     The Company knows of no significant capital expenditures which will need to be made to continue its current operations. It is believed that any capital expenditures needed will be funded out of current cash flows.

     There are no known trends or uncertainties which would have a material impact on sales or income from continuing operations.

     During 1998, the Company sold off the asset of its long-distance provider operation for $6,616,000 and was able to reduce its operating expenditures in 1999 significantly as a result of this sale.

     The Company successfully completed the change in operations in 1999 and reduced operating expenditures by approximately $2,000,000 from 1998, which was primarily a reduction in payroll, rent and administrative expenses as a result of changing from a long-distance to an IVR provider. The Company also reduced its depreciation expense from 1998 to 1999 by approximately $200,000 as a result of the sale of its long-distance provider operation.

     The current increase in sales is the result of one major customer which provides approximately 80% of the Company's revenue base. However, the Company has identified other potential customers and is negotiating contracts which may, if successful, reduce this concentration of business.

     Looking forward as a result of the change in operations, the Company had sales in the second quarter of 2000 of $2,300,000 as compared to the whole in 1999 of $1,183,000. The net profit for the second quarter has not yet been determined but net income before taxes for that quarter is in excess of $150,000.

Security Ownership of Certain Beneficial Owners and Management

     As of July 12, 2000, there were 35,885,790 shares of the Company's common stock issued and outstanding. The following table sets forth the name and address of each shareholder of the Company who is an officer, a director, or, to the knowledge of the Company, beneficially owns more than 5% of the Company's common stock as of July 12, 2000. To the extent of changes resulting from the acquisition of Zenex, the following information supplements "Item 11. Security Ownership of Certain Beneficial Owners and Management" in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999 and filed with the Commission on March 30, 2000 (as amended by Form 10-KSB/A filed with the Commission on April 24, 2000), and "Security Ownership of Certain Beneficial Owners and Management" in the Company's Proxy Statement filed with the Commission on May 26, 2000.

                       Name and Address of                                    Amount and Nature of     Percent of
Title of Class           Beneficial Owner                Title                  Beneficial Owner     Ownership Class

Common                Marc W. Newman (1)              President, CEO,              5,256,498 (2)          14.6%
                      5400 NW Grand, #510             Director
                      Oklahoma City, OK 73112


Common                Douglas A. Newman (1)           Vice President,               1,610,000              4.5%
                      5400 NW Grand, #510             CFO, Secretary,
                      Oklahoma City, OK 73112         Director


Common                Timothy P. Apgood (1)           Director                      1,000,000              2.7%
                      598 Villager Ln.
                      Midvale, UT 84047


Common                Debra G. Morehead (1)           Vice President of               407,935              1.1%
                      5400 NW Grand, #510             Lone Wolf and of
                      Oklahoma City, OK 74112         Zenex
                                                      Communications,
                                                      Inc.

Common                Brian Gustas (1)                President and CEO               100,000              0.3%
                      201 Robert S. Kerr              of Zenex
                      Suite 510                       Communications,
                      Oklahoma City, OK 73102         Inc.

Common                Joey Alfred (1)                 Vice President of               250,000              0.7%
                      201 Robert S. Kerr              Operations of
                      Suite 510                       Zenex
                      Oklahoma City, OK 73102         Communications,
                                                      Inc.

Common                Naylor Concrete Construction                                  7,400,000             20.6%
                      Co., Inc. (1) (3)


Common                Fireball Enterprises, L.L.C.                                  7,400,000 (4)         20.6%
                      (1) (4)


Common                Ensynq, Inc.                                                  2,250,000              6.3%



Common                All Officers and Directors as                                 9,524,433             26.5%
                      a group (6 persons)

(1) Pursuant to the Zenex Merger Agreement, Debra G. Morehead, Joey Alfred, Brian Gustas, Naylor Concrete Construction Co., Inc. and Fireball
     Enterprises, L.L.C. have the right to name two of the five persons recommended by the management of Lone Wolf to stand for election to the Board of Directors. Marc W. Newman, Douglas A. Newman and Timothy P. Apgood have the right to name the remaining three nominees.

(2)  Includes  551,064 shares held  indirectly  through Mr.  Newman's spouse and
     205,434  shares  held  indirectly  through  Newboy,   Inc.,  a  corporation
     controlled by Mr. Newman.

(3) Ricky A. Naylor owns all of the issued and outstanding capital stock of Naylor Concrete Construction Co., Inc.

(4) Rick Spradlin and Tim Aduddell own all of the issued and outstanding equity interests of Fireball Enterprises, L.L.C. Each person disclaims beneficial ownership of Lone Wolf's common stock held by Fireball Enterprises, L.L.C., except to the extent of his pecuniary interest therein.

Directors and Officers

     The following table sets forth the name, age, and brief history of each officer and director of the Company and of significant employees, as of July 5, 2000, following the closing of the Zenex acquisition. To the extent of changes resulting from the acquisition of Zenex, the following information supplements "Item 9. Directors, Executive Officers, Promoters and Control Persons; Compliance with Section 16(a) of the Exchange Act" in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999 and filed with the Commission on March 30, 2000 (as amended by Form 10-KSB/A filed with the
Commission on April 24, 2000), and "Executive Compensation and Other Information" in the Company's Proxy Statement filed with the Commission on May 26, 2000.


Name                    Age      Office                Experience

Marc W. Newman          30       President and         From July 1998 to  November  1998 Mr.  Newman  was a private
                                 Director since        investment consultant. From 1992 to July 1998 Mr. Newman was
                                 November 1998         a  registered  investment  broker.  Prior  to that  time Mr.
                                                       Newman was a full time student.

Douglas A. Newman       52       Vice President,       From 1991 to 1998 Mr.  Newman was Chairman,  Vice  President
                                 Secretary, and        and Secretary of Hospital  Rehabilitation  Services,  Inc. a
                                 Director since        privately  held  company  he   co-founded,   which  provided
                                 November 1998         contract   Physical   Therapy   services  to   hospitals  in
                                                       Tennessee,  Alabama,  Illinois and North Carolina. From 1985
                                                       to 1990,  Mr.  Newman was  Chairman,  CFO,  Secretary  and a
                                                       Director  of Wedding  Information  Network,  Inc.,  a NASDAQ
                                                       listed  company,  a franchisor  and operator of "The Wedding
                                                       Pages,"  a  publication   for  bridal  planning  and  direct
                                                       marketing  to brides  to be.  Prior to his  employment  with
                                                       Wedding Information Network,  Inc., Mr. Newman was a partner in the CPA firm of Newman and Nanfito in Omaha, Nebraska.

Timothy P. Apgood       50       Director since        Mr.  Apgood  also  serves  the  Company  as  manager  of the
                                 February 2000         Company's EP Distributing  division,  a division  engaged in selling and  brokering  sales of  nutritional  products  and medical  supplies.  From  1994  to  March  2000  Mr.  Apgood developed  EP  Distributing  Company,  a company  engaged in selling  nutritional  products.  In March 2000,  the Company acquired the assets of EP Distributing Company.



Debra G. Morehead       39       Vice President of     Ms. Morehead has served as Vice President of Lone Wolf since
                                 Lone Wolf and of      July 2000.  Ms.  Morehead  has served as  controller  of The
                                 Zenex; an executive   Naylor  Companies  since May of 1998.  From June 1993 to May
                                 officer of Lone       1998, Ms.  Morehead was a partner at the accounting  firm of
                                 Wolf since July 2000  Olson & Potter,  CPA's.  Ms.  Morehead is a Certified  Pubic
                                                       Accountant  and  received  an  accounting  degree  from  the
                                                       University of Central Oklahoma.

Brian Gustas            37       President and CEO     Mr. Gustas entered the telecommunications  industry in 1987.
                                 of Zenex; an          Mr.  Gustas joined Zenex in September  1999 from  ComSource,
                                 executive officer     Inc., a wholesaler of telecommunication  services,  where he
                                 of Lone Wolf since    operated as president.  Previous to ComSource,  Mr.  Gustas,
                                 July, 2000            spent  seven years with  Westel  Long  Distance,  a facility based  communications  provider.  Mr.  Gustas' last position with Westel was Regional Sales Manager. Mr. Gustas graduated from  Oklahoma  State  University  in  1985  with a B.A.  in
                                                       Business Administration, and a Minor in Economics

Joey Alfred             29       Vice President of     Mr. Alfred was promoted from within Zenex to the position of Vice
                                 Operations of         President of  Operations  on December 1, 1998. He joined Zenex in
                                 Zenex; an executive   1995 soon after  graduating from the University of Oklahoma.  Mr.
                                 officer of Lone       Alfred has been promoted  repeatedly  during his tenure at Zenex,
                                 Wolf since July,      which  reflects his strong  knowledge  of the  telecommunications
                                 2000                  industry.  He plays a key role in developing and  maintaining the
                                                       Zenex proprietary platform, which runs the switching facility.

     Douglas A. Newman is the father of Marc Newman, President of the Company.

     Pursuant to the Zenex Merger Agreement, the Bylaws of the Company, Prestige Investment and Zenex were amended by the directors of each such corporation to provide that the number of directors of each of the Company, Prestige Investments and Zenex would be five and that the former shareholders of Prestige Investments, namely, Naylor Concrete Construction Co., Inc., Fireball Enterprises, L.L.C., Debra Morehead, Brian Gustas and Joey Alfred, would have the right to name two of the persons nominated by management of Lone Wolf to stand for election to the Board of Directors of Lone Wolf. The two persons to be so named have not been named or elected. Marc W. Newman, Douglas A. Newman and Timothy P. Apgood have the right to name the other three persons .

     During 1999, Zenex paid Brian Gustas and Joey Alfred an aggregate of $28,172 (three months) and $59,507, respectively, in salaries.

Item 7.  Financial Statements and Exhibits

Financial Statements

                           Prestige Investments, Inc.
                        Consolidated Financial Statements
                                December 31, 1999

                                       And

                          Independent Auditor's Report

                                    Contents


                                                                            Page

Independent Auditor's Report                                                1

Consolidated Balance Sheet                                                  2

Consolidated Statement of Operations                                        3

Consolidated Statement of Changes in Stockholders' Equity                   4

Consolidated Statement of Cash Flows                                        5

Notes to Consolidated Financial Statements                                  6-12

                          Independent Auditor's Report



Board of Directors and Stockholders
Prestige Investments, Inc.

We have audited the accompanying consolidated balance sheet of Prestige Investments, Inc. as December 31, 1999, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and the disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentations. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1999 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Prestige Investments, Inc. as December 31, 1999, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



Henderson Sutton & Co., P.C.
Certified Public Accountants

Tulsa, Oklahoma
May 26, 2000

                           Prestige Investments, Inc.
                           Consolidated Balance Sheet
                               December 31, 1999


                                     ASSETS

Current Assets
    Cash                                                            $       449
    Accounts receivable                                                 130,704
    Current portion of notes receivable                                  60,000
    Inventory                                                             7,000
                                                                    -----------
                                                                        198,153
                                                                    -----------


Property and Equipment                                                1,324,425
    Less accumulated depreciation                                      (389,317)
                                                                    -----------
                                                                        935,108
                                                                    -----------

Other
    Notes receivable-net of Current Portion                             280,000
    Goodwill (net)                                                      457,502
    Organization costs (net)                                             34,988
    Deferred tax asset                                                  130,000
                                                                    -----------
                                                                        902,490
                                                                    -----------

    Total Assets                                                    $ 2,035,751
                                                                    ===========

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities
    Accounts payable                                                    675,549
    Accounts payable-officers                                           165,829
    Accrued expenses                                                     96,150
    Prepayments and customer deposits                                    79,310
    Current portion of long-term debt                                    27,001
                                                                    -----------
                                                                      1,043,839
                                                                    -----------

Stockholder's Equity
    Common stock (50,000 shares $1.00 par value
        authorized, 10,000 shares issued)                                10,000
    Paid-in capital                                                   1,161,227
    Retained earnings (deficit)                                        (179,315)
                                                                    -----------
                                                                        991,912
                                                                    -----------

    Total Liabilities and Stockholders' Equity                      $ 2,035,751
                                                                    ===========


See Accompanying Notes to Consolidated Financial Statements          2

                           Prestige Investments, Inc.
                      Consolidated Statement of Operations
                      For the Year Ended December 31, 1999


Service Revenues                                                    $ 1,183,087

                                                                    -----------

Operating expenses
   Carrier and related charges                                          947,578
   Selling, general and administrative                                1,404,951
   Depreciation and amortization                                        222,758
                                                                    -----------

                                                                      2,575,287

                                                                    -----------


Operating Loss                                                       (1,392,200)

                                                                    -----------
Other
   Interest                                                                 566
   Loss on sale of equipment                                            (86,462)
   Other non-recurring income                                           984,781
                                                                    -----------

                                                                        898,885

                                                                    -----------

Net Loss Before Income Taxes                                           (493,315)


Provision for Income Taxes
   Current                                                                 --
   Deferred tax benefit                                                 314,000
                                                                    -----------

   Net Income (Loss)                                                $  (179,315)
                                                                    ===========

   Earnings (Loss) Per Share                                        $    (17.93)
                                                                    ===========


See Accompanying Notes to Consolidated Financial Statements          3

                           Prestige Investments, Inc.
                Consolidated Statements of Stockholders' Equity
                 For the Years Ended December 31, 1999 and 1998


                                                                                       Additional
                                                                                         Paid-In        Retained
                                                       Shares            Amount          Capital         Deficit           Total
                                                     -----------     -----------      ------------     -----------      -----------
Balance, December 31, 1997                                  --       $      --        $       --       $      --        $      --

   Stock issued to initial shareholders
       July 31, 1998  for cash                               500             500                                        $       500

   Net Income for the period                                                                                83,876      $    83,876
                                                     -----------     -----------      ------------     -----------      -----------

 Balance, December 31, 1998                                  500     $       500      $       --       $    83,876      $    84,376

    Quasi-reorganization January 1, 1999                                                     5,006         (83,876)         (78,870)

   Stock issued for cash                                   9,500           9,500         1,156,221                        1,165,721

    Net loss for the year                                                                                 (179,315)        (179,315)
                                                     -----------     -----------      ------------     -----------      -----------

Balance December 31, 1999                                 10,000     $    10,000      $  1,161,227     $  (179,315)     $   991,912
                                                     ===========     ===========      ============     ===========      ===========


See Accompanying Notes to Consolidated Financial Statements          4

                           Prestige Investments, Inc.
                      Consolidated Statement of Cash Flows
                      For the Year Ended December 31, 1999

Cash Flows From Operating Activities
       Net Loss                                                     $  (179,315)
       Reconciliation of net income to net cash provided by
         operating activities:
       Depreciation and amortization                                    222,758
       Gain (loss) on sale of property and equipment                     86,462
   (Increase) decrease from changes in:
       Deferred taxes                                                  (314,000)
       Accounts receivable                                               34,749
       Inventory                                                         23,706
     Increase (Decrease) from changes in:
       Accounts payable                                                (418,602)
       Accrued liabilities                                             (126,879)
       Prepayments and customer deposits                                (99,903)
                                                                    -----------

                                                                       (771,024)
                                                                    -----------

Cash Flows from Investing Activities
       Cash received for property and equipment sold                     11,215
       Purchase of property and equipment                               (28,865)
                                                                    -----------

                                                                        (17,650)
                                                                    -----------

Cash Flows from Financing Activities
       Issuance of common stock                                          10,000
       Purchase of Zenex stock                                           (6,353)
       Increases in paid in capital                                   1,345,227
       Increase in notes receivable                                    (340,000)
       Payment on long-term debt                                       (307,226)
                                                                    -----------

                                                                        701,648
                                                                    -----------

Net Decrease in Cash                                                    (87,026)

   Cash at Beginning of Year                                             87,475
                                                                    -----------

       Cash at End of Year                                          $       449
                                                                    ===========


See Accompanying Notes to Consolidated Financial Statements          5

                           Prestige Investments, Inc.
                   Notes to Consolidated Financial Statements
                                December 31, 1999


Note 1 - Summary of Significant Accounting Policies

Organization and Nature of Organization

Prestige Investments, Inc. (the "company" or "Prestige") and its wholly owned subsidiary, Zenex Long Distance, Inc. ("Zenex") are engaged primarily in the wholesale of long distance minutes for prepaid calling cards. Zenex does business as Zenex Communications, Inc. and primarily markets its product to distributors and switchless resellers who in-turn market the products to retailers.

Prestge was incorporated in Oklahoma on July 31, 1998. Zenex was incorporated on January 27,1994 in Oklahoma. Prestige was formed solely for the purpose of business acquisitions and investments, and had minimal activities prior to the acquisition of the Zenex. Prestige's current operations are only those of its wholly owned subsidiary, Zenex. Prestige acquired Zenex in accordance with a letter of intent dated January 27, 1999 and a subsequent Stock Purchase Agreement (" The Agreement") dated February 19, 1999. The business combination was accounted for as a purchase. The consolidated financial statements include the Company and its wholly-owned subsidiary, Zenex for the year ended December 31, 1999.

Cash and Cash Equivalents

The Company considers all highly liquid debt or equity instruments purchased with an original maturity at the date of purchase of 90 days or less to be cash equivalents.

Inventory

Inventory of prepaid long-distance calling cards is stated at the lower of cost or fair market value.

Fair Value of Financial Instruments

The Company's financial instruments include cash, receivables, short-term payables, and notes payable. The carrying amounts of cash, receivables, and short-term payables approximate fair value due to their short-term nature. The carrying amounts of notes payable approximate fair value based on borrowing terms currently available to the Company.

Advertising Cost

Advertising   costs  are   expensed  as   incurred   as  selling,   general  and
administrative expenses in the accompanying statement of operations.

                           Prestige Investments, Inc.
                   Notes to Consolidated Financial Statements
                                December 31, 1999

Note 1 - (continued)


Income Taxes

The company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. This statement prescribes the use of the liability method whereby deferred tax assets and liabilities are determined based on the differences between financial reporting and tax bases of assets and liabilities and measured at tax rates that will be in effect when the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets when it is more likely than not that the deferred tax asset will not be realized.

Revenue Recognition

The Company earns service revenues by providing access to and usage of long distance networks. Revenue is recognized in the month the service is provided. The Company records deferred revenue for calling cards sold and recognize revenue as the customer utilizes the calling time.

Net Loss Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, Earnings per Share and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS No. 128 and SAB 98 basic net income (loss) per
share  is  calculated  by  dividing  net  income  (loss)   available  to  common
stockholders for the period by the weighted average number of common shares outstanding during the period.

Concentrations

In connection with providing long distance service to customers, the Company has contractual agreements with certain carriers, which provide access to and usage of their long distance network. The contracts include an agreed-upon billing rate and a term for these services. During 1999 two vendors carried approximately 99% of the Company's long-distance traffic. Although other carriers are available to provide access and usage of their long distance network, there are a limited number of such sources. Additionally the time required to efficiently transfer system connections makes the Company vulnerable to a risk of a near-term significant impact in the event of a natural disaster or any other termination of the carrier's service. However the Company has the ability to utilize back up systems in the event of the carriers termination of services.

The Company's receivables are from a small number of companies in the same industry, which are subject to business cycle variations. This concentration subjects the Company to a credit risk if the general industry or the companies fail to perform.

                           Prestige Investments, Inc.
                   Notes to Consolidated Financial Statements
                                December 31, 1999

Note 1 - (continued)

Regulation

The company is subject to regulation by the Federal Communications Commission and by various state public service and public utility commissions. The Company's management and regulatory legal counsel believe the Company is in compliance with regulations in all states.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Segment Information

Effective January 1, 1998, the Company adopted the provisions of SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. The Company identifies its operating segments based upon business activities, management responsibilities and geographical location. During the year ended December 31, 1999 the Company operated in a single business segment engaged in the marketing of long distance calling cards with Interactive Voice Response (IVR) services.

Reclassifications

Certain reclassifications have been made to the prior year financial statements to conform to the current period presentation.

Note 2 - Notes Receivable

At December 31, 1999, the Company had a note receivable of $340,000 due from an unrelated corporation. The note bears interest at 4.42% and is payable in minimum monthly installments of $5,000 with the remaining unpaid principal and interest due on December 10, 2002.

Note 3 - Property and Equipment, Accumulated Depreciation and Amortization

Property and equipment are recorded at cost. Expenditures for repairs and maintenance are charged to operations when incurred. Major improvements and renewals that extend the useful life of the related asset are capitalized and depreciated over the remaining useful life.

                           Prestige Investments, Inc.
                   Notes to Consolidated Financial Statements
                                December 31, 1999

Note 3 - (continued)


Depreciation and amortization are computed for financial and income tax reporting purposes using straight-line and accelerated methods over estimated useful lives ranging from three years to ten years. Depreciation charged to operation for the period was $168,883. The following table summarizes the classifications of property and equipment; total accumulated depreciation and the related estimated useful lives:

           Property and Equipment               Cost        Years
           -------------------------------   ----------     -----
           Switching equipment               $1,140,660      5-10
           Dedicated line equipment               8,291       5
           Office software and equipment        151,538      3-7
           Leasehold improvements                21,936       5
                                             ----------
                Total                         1,324,425
           Less accumulated depreciation        389,317
                                             ----------
                Net Property and Equipment   $  935,108
                                             ==========


Note 4 - Intangible Assets

Goodwill represents the excess of the cost of assets acquired over the fair value at date of acquisition. Goodwill is being amortized on the straight-line method over fifteen years. Accumulated amortization at December 31, 1999 totaled $106,362, and amortization expense of $33,693 was charged to operations in 1999.

Organization costs primarily include legal and professional fees associated with organizing operations. These costs are deferred and amortized using the straight-line method over five years. Accumulated amortization at December 31, 1999, totaled $70,506 and amortization expense of $20,182 was charged to operations in 1999.

Note 5 - Long-Term Debt

The Company has a 12.5% capital lease obligation secured by switch equipment, due in monthly installments of $3,557, including interest, through June 2000.

Note 6 - Related Party Transactions

Certain officers of the Company advanced cash to the Company through out the year. Accounts payable Officers was transferred to paid-in capital upon the issuance af addition stock and the Purchase of Zenex. There remains a balance of $ 165, 829 that was paid to the officer in the period ending June 30, 2000.

                           Prestige Investments, Inc.
                   Notes to Consolidated Financial Statements
                                December 31, 1999

Note 7 - Income Taxes

At December 31, 1999, the Company had net operating loss carryforwards of approximately $1,732,604 available to reduce future federal and state taxable income. Unless utilized, the carryforwards will begin to expire in 2012. For federal and state tax purposes, the Company's net operating loss carryforwards are subject to an annual limitation due to a greater than 50% change in stock ownership, as defined by federal and state tax law.

Under the provisions of FAS-109, Accounting for Income Taxes, deferred tax liabilities and assets are measured using the applicable tax rate based on the taxable and deductible temporary differences and operating loss carryforwards. Taxable temporary differences result principally from the excess of depreciation for tax purposes over the amount deducted for financial reporting purposes. Deductible temporary differences and operating loss carryforwards, giving rise to deferred tax assets, are reduced by a valuation allowance if it is more likely than not that some or all of the deferred tax assets will not be realized.

The following are components of the net deferred tax asset:

            Deferred tax liability on depreciation       $(103,000)
            Deferred tax assets for loss carryforwards     693,000
                                                         ---------
                 Deferred tax asset                        590,000
            Less valuation allowance                      (460,000)
                                                         ---------
                 Net deferred tax asset                  $ 130,000
                                                         =========

The Company has established a valuation allowance for a portion of its net deferred tax assets because of limitations on the use of loss carryforwards due to ownership changes.


Note 8 - Commitments and Contingencies

Carrier Service Agreements

Effective October 14, 1999, the Company entered into a thirty-six (36) month long-distance carrier service agreement. Under the terms of the agreement, the Company agreed to purchase a minimum monthly amount of carrier service of $26,500 for thirty-six (36) months, with a total cumulative commitment of $954,000, which ever first should occur. As of the report date the total commitment has been satisfied.

Effective February 24, 1999, the Company entered into a carrier service agreement extending for a period of twelve (12) months. Under the terms of the agreement, the Company has usage-based rates predicated on $100,000 of monthly service.

                           Prestige Investments, Inc.
                   Notes to Consolidated Financial Statements
                                December 31, 1999


Note 8 - (continued)

Effective September 9, 1999, the Company entered into a carrier service agreement extending for a period of twelve (12) months. Under the terms of the agreement, the Company agreed to minimum monthly usage of 100,000 minutes per circuit. The contract may be canceled if the Company falls below the minimum usage amount.

The penalty for not fullfilling thes agreements would be possible cancellation of the contracts. The Company could be subject to increased carrier rates in the event satisfactory contract could not be negotiated.

Customer Billing Service

On June 1, 1999, the Company entered into a billing service agreement with a third party outsource service provider. The agreement extends for a period of forty-two (42) months. Under the terms of the agreement the Company's service fee is $2,750 per month for recording up to 750,000 detail call records per month. The additional monthly fee for call records in excess of 750,000 is on a declining scale of .00395(cent) to .00310(cent) per record.

Operating Leases

The Company leases its facilities under operating leases, which expire at various intervals through June 30, 2002. Under the terms of the leases the Company is responsible for its share of common area maintenance and operating expenses. Rent expense under operating leases for the year ended December 31, 1999, totaled $51,565.

As of December 31, 1999, the future minimum lease commitments under the leases were as follows:

                     Year                     Amount

                     2000                    $38,220
                     2001                     19,500
                     2002                     10,050
                                             -------
                                             $67,770
                                             =======

Acquisition of Zenex Long Distance, Inc

Prestige Investments, Inc., an Oklahoma corporation, acquired the Zenex Long Distance, Inc. in accordance with a letter of intent dated January 27, 1999 and a subsequent Stock Purchase Agreement (" The Agreement") dated February 19, 1999. The business combination was accounted for as a purchase. In accordance with the terms of the

                           Prestige Investments, Inc.
                   Notes to Consolidated Financial Statements
                                December 31, 1999


Agreement, the initial purchase price was $6,352.95 for 100% of the 635,295 outstanding common shares. The Agreements includes a provision whereby the sellers may earn Note 8 - (continued)

additional amounts if the cumulative collected gross sales revenue reach certain levels, (the "Earn Out Rights"), as follows:

     (a) When collected gross sales revenue reach Ten Million ($10,000,000), the sellers will be paid an additional Fifty Cents ($0.50) per share totaling $317,647.50.

     (b) When collected gross sales revenue reach Twenty Million ($20,000,000), the sellers will be paid and additional One Dollar ($1.00) per share totaling $635,295.00.

     (c)  When   collected   gross  sales  revenue  reach   thirty-six   Million
          ($36,000,000), the sellers will be paid an additional One-Dollar ($1.00) per share totaling $635,590.45.

     (d) In no event will the Purchase Price exceed the amount of Two Dollars and fifty-one Cents per share totaling $1,594,590.45.

Collected gross sales revenues through the report date are approximately $ 4,000,000. Management expects the $ 10,000,000 gross sales revenue to be achieved in the year 2001

                            Zenex Long Distance, Inc.
                              Financial Statements
                                December 31, 1998

                                       And

                          Independent Auditor's Report

                                    Contents


                                                                           Page

Independent Auditor's Report                                               1

Balance Sheet                                                              2

Statement of Operations                                                    3

Statement of Changes in Stockholders' Equity                               4

Statement of Cash Flows                                                    5

Notes to financial Statements                                           7-11

                          Independent Auditor's Report



Board of Directors and Stockholders
Zenex Long Distance, Inc.

We have audited the accompanying balance sheet of Zenex Long Distance, Inc. as December 31, 1998, and the related statement of operations, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financials are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and the disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentations. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1998 financial statements referred to above present fairly, in all material respects, the financial position of Zenex Long Distance, Inc. as December 31, 1998, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



Henderson Sutton & Co., P.C.
Certified Public Accountants

Tulsa, Oklahoma
May 26, 2000

                           Zenex Long Distance, Inc.
                                 Balance Sheet
                               December 31, 1998


ASSETS
Current Assets
     Cash                                                           $ 87,475.00
     Accounts receivable                                                165,453
     Inventory                                                           30,706
                                                                    -----------
                                                                        283,634
                                                                    -----------

Property and Equipment                                                1,461,169
     Less accumulated depreciation                                     (292,542)
                                                                    -----------
        Net Property and Equipment                                    1,168,627
                                                                    -----------

Intangible Assets
     Goodwill (net)                                                     432,734
     Organization costs (net)                                            55,170
                                                                    -----------
                                                                        487,904
                                                                    -----------

        Total Assets                                                $ 1,940,165
                                                                    ===========

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities
     Accounts payable                                               $ 1,259,980
     Accrued expenses                                                   223,029
     Current portion of long-term debt                                   32,610
     Note payable stockholder                                           105,000
     Prepayments and customer deposits                                  179,213
                                                                    -----------
                                                                      1,799,832
                                                                    -----------

Long-term Debt -Net of Current Portion                                  196,617
                                                                    -----------

Stockholders' Equity
     Common stock (1,000,000 shares $0.01 par value
        authorized, 665,000 shares issued)                                6,650
     Preferred stock (3,000,000 shares $0.01 par value
        authorized, none outstanding                                       --
     Additional paid in capital                                       1,131,912
     Treasury stock at cost (29,705 shares)                            (111,862)
     Retained earnings(deficit)                                      (1,082,984)
                                                                    -----------
                                                                        (56,284)
                                                                    -----------

        Total Liabilities & Stockholders' Equity                    $ 1,940,165
                                                                    ===========


See Accompanying Notes to Financial Statements          2

                            Zenex Long Distance, Inc.
                             Statement of Operations
                      For the Year Ended December 31, 1998

Service Revenues                                                    $ 1,151,497
                                                                    -----------

Operating expenses
    Carrier and related charges                                         981,531
    Selling, general and administrative                               3,404,991
    Depreciation and amortization                                       418,728
                                                                    -----------
                                                                      4,805,250
                                                                    -----------

 Loss from Operations                                                (3,653,753)

    Interest expense (net)                                              (27,824)
                                                                    -----------

Net Loss Before Discontinued Business Operations,
    Sale of Discontinued Business and Income Tax                     (3,681,577)
                                                                    -----------

Discontinued Business Operations
    Sales                                                             2,876,857
    Cost of sales                                                     2,085,923
                                                                    -----------
    Gross Profit from Discontinued Business Operations                  790,934
    Less operating expenses                                           1,303,524
                                                                    -----------

Net Operating Loss from Discontinued Business Operations               (512,590)

Gain on Sale of Portion of Business                                   6,616,435
Income Taxes                                                            (50,000)
                                                                    -----------

                                                                      6,053,845
                                                                    -----------

Net income                                                          $ 2,372,268
                                                                    ===========


See Accompanying Notes to Financial Statements          3

                            Zenex Long Distance, Inc.
                  Statement of Changes in Stockholders' Equity
                      For the Year Ended December 31, 1998


                                                                         Additional
                                               Common Stock               Paid-In         Treasury       Retained
                                           Shares          Amount         Capital           Stock         Deficit          Total
                                        -----------     -----------     -----------     ------------   ------------     -----------
Balance, December 31, 1997                  500,000     $     5,000     $ 1,145,000     $    (20,000)  $ (3,455,252)    $(2,325,252)

Stock Split                                 150,000           1,500          (1,500)
Stock Issued                                 15,000             150         199,800                                         199,950
Treasury Stock Issued                                                      (211,388)         211,388
Treasury Stock Sold                                                                         (303,250)                      (303,250)
Net Income                                                                                                2,372,268       2,372,268
                                        -----------     -----------     -----------     ------------   ------------     -----------

Balance, December 31, 1998                  665,000     $     6,650     $ 1,131,912     $   (111,862)  $ (1,082,984)    $   (56,284)
                                        ===========     ===========     ===========     ============   ============     ===========


See Accompanying Notes to Financial Statements          4

                            Zenex Long Distance, Inc.
                             Statement of Cash Flows
                      For the Year Ended December 31, 1998


Cash Flows From Operating Activities
Net income                                                          $ 2,372,268
Reconciliation of net income to net cash provided
    (used) by operating activities:
    Depreciation and amortization                                       418,728
    Gain (loss) on sale of property and equipment                    (6,616,438)
(Increase) decrease from changes in:
    Accounts receivable                                               3,072,734
    Inventory                                                           (23,442)
    Other assets                                                         26,440
Increase (Decrease) from changes in:
    Accounts payable                                                 (3,995,088)
    Accrued liabilities                                                 (35,053)
    Deferred revenue                                                     76,752
                                                                    -----------

                                                                     (4,703,099)

Cash Flows from Investing Activities
    Proceeds from sale of segment of business                         7,945,345
    Purchase of property and equipment                                  (60,060)
    Decrease in deposits                                               15139.00
                                                                    -----------

                                                                      7,900,424
                                                                    -----------

Cash Flow From Financing Activities
    Issuance of common stock                                            199,950
    Purchase of treasury stock                                         (303,250)
    Payments on long-term debt                                       (3,310,426)
                                                                    -----------

                                                                     (3,413,726)
                                                                    -----------

Net Decrease in Cash                                                   (216,401)

    Cash at Beginning of Year                                           303,876
                                                                    -----------

Cash at End of Year                                                 $    87,475
                                                                    ===========


See Accompanying Notes to Financial Statements          5

                            Zenex Long Distance, Inc.
                          Notes to Financial Statements
                                December 31, 1998


Note 1 - Summary of Significant Accounting Policies

Organization and Nature of Organization

Zenex Long Distance, Inc. (the "Company" or "Zenex") is engaged primarily in the wholesale of long distance minutes for prepaid calling cards. The Company does business as Zenex Communications, Inc. and primarily markets its product to distributors and switchless resellers who in-turn market the products to retailers.

The Company was incorporated in Oklahoma on January 27, 1994.

Cash and Cash Equivalents

The Company considers all highly liquid debt or equity instruments purchased with an original maturity at the date of purchase of 90 days or less to be cash equivalents.

Inventory

Inventory of prepaid long-distance calling cards is stated at the lower of cost or fair market value.

Fair Value of Financial Instruments

The Company's financial instruments include cash, receivables, short-term payables, and notes payable. The carrying amounts of cash, receivables, and short-term payables approximate fair value due to their short-term nature. The carrying amounts of notes payable approximate fair value based on borrowing terms currently available to the Company.

Advertising Cost

Advertising   costs  are   expensed  as   incurred   as  selling,   general  and
administrative expense in the accompanying statement of operations.

Income Taxes

The company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. This statement prescribes the use of the liability method whereby deferred tax assets and liabilities are determined based on the differences between financial reporting and tax basis of assets and liabilities and measured at tax rates that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred

                            Zenex Long Distance, Inc.
                          Notes to Financial Statements
                                December 31, 1998


Note 1 - (continued)

tax assets where it is more likely than not that the deferred tax asset will not be realized.

Revenue Recognition

The Company earns service revenues by providing access to and usage of long distance networks. Revenue is recognized in the month the service is provided. The Company records deferred revenue for calling cards sold and recognize revenue as the customer utilizes the calling time.

Net Loss Per Share

Basic net loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

Concentrations

In connection with providing long distance service to customers, the Company has contractual agreements with certain carriers, which provide access to and usage of their long distance network and charge agreed-upon billing rates for these services. During 1998 two carriers carried approximately 99% of the Company's long-distance traffic. Although other carriers are available to provide access and usage of their long distance network, the limited number of such sources and the time it takes to transfer system connections makes the Company vulnerable to risk of a near-term significant impact. The Company has the ability to use back up systems if needed.

The Company's receivables are from a small number of companies in the same industry, which are subject to business cycle variations. This concentration subjects the Company to a credit risk if the companies fail to perform.

Regulation

The company is subject to regulation by the Federal Communications Commission and by various state public service and public utility commissions. The Company's management and regulatory legal counsel believe the Company is in compliance with regulations in all states.

                            Zenex Long Distance, Inc.
                          Notes to Financial Statements
                                December 31, 1998


Note 1 - (continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Segment Information

Effective January 1, 1998, the Company adopted the provisions of SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. The Company identifies its operating segments based upon business activities, management responsibilities and geographical location. During the year ended December 31, 1998 the Company operated in a single business engaged in the marketing of long distance calling cards with Interactive Voice Response (IVR) services.

Note 2 - Property and Equipment and Accumulated Depreciation

Property and equipment are recorded at cost. Expenditures for repairs and maintenance are charged to operations when incurred. Major betterments and renewals that extend the useful life of the related asset are capitalized and depreciated over the remaining useful life.

Depreciation and amortization are computed for financial and income tax reporting purposes using straight-line and accelerated methods over their estimated useful lives ranging from three to ten years. Depreciation charged to operations for the period was $ 393,853.

            Property and Equipment             Cost        Years
            ------------------------------  ----------     -----
            Switching equipment             $1,058,169      5-10
            Dedicated line equipment             8,291       5
            Office software and equipment      372,773      3-7
            Leasehold improvements              21,936       5
                                            ----------
            Total                            1,461,169
            Less accumulated depreciation      292,542
                                            ----------
            Net property and equipment      $1,168,627
                                            ==========

                            Zenex Long Distance, Inc.
                          Notes to Financial Statements
                                December 31, 1998

Note 3 - Intangible Assets

Goodwill represents the excess of the cost of assets acquired over the fair value at date of acquisition. Goodwill is being amortized on the straight-line method over fifteen years. Accumulated amortization at December 31, 1998 totaled $ 72,669, and amortization expense of $33,693 was charged to operations in 1998.

Organization costs primarily include legal and professional fees associated with organizing operations. These costs are deferred and amortized using the straight-line method over five years. Accumulated amortization at December 31, 1998, totaled $ 50,324 and amortization expense of $20,182 was charged to operations in 1998.

Note 4 - Long-Term Debt

The Company has a 12.5% capital lease obligation for $ 62,560 of which $ 32,610 is included as current portion of long-term debt. The lease is secured by switch equipment, due in monthly installments of $3,557, including interest, through June 2000.

The Company has a 10% convertible promissory note dated October 28, 1996 to Access Communications Services, Inc. The note is convertible to common stock at $ 5.00 per share if not paid by October 27, 1998. The note was retired by payment in 1999.


Note 5 - Income Taxes

At December 31, 1998, the Company had net operating loss carryforwards of approximately $1,148,607 available to reduce future federal and state taxable income. Unless utilized, the carryforwards will begin to expire in 2013. For federal and state tax purposes, the Company's net operating loss carryforwards will be subject to an annual limitation due to a greater than 50% change in stock ownership occurring in 1999 and, as defined by federal and state tax law.

Under the provisions of FAS-109, Accounting for Income Taxes, deferred tax liabilities and assets are measured using the applicable tax rate based on the taxable and deductible temporary differences and operating loss carryforwards. Taxable temporary differences result principally from the excess of depreciation for tax purposes over the amount deducted for financial reporting purposes. Deductible temporary differences and operating loss carryforwards, giving rise to deferred tax assets, are reduced by a valuation allowance if it is more likely than not that some or all of the deferred tax assets will not be realized.

                            Zenex Long Distance, Inc.
                          Notes to Financial Statements
                                December 31, 1998


Note 5 - (continued) The following components of the net deferred tax liability or assets recognized are:

           Deferred tax liability on taxable temporary
           differences                                    $(184,000)
           Deferred tax assets for deductible temporary
           differences and loss carryforwards               459,000
                                                          ---------
                                                            275,000
           Valuation allowance                             (459,000)
                                                          ---------
           Net deferred tax liability                     $ 184,000
                                                          =========

The Company has established a valuation allowance for a portion of its net deferred tax assets because of limitations on the use of loss carryforwards due to an ownership change in 1999.


Note 6 - Commitments and Contingencies

The Company leases its facilities under operating leases, which expire at various intervals through June 30, 2002. Under the terms of the leases the Company is responsible for its share of common area and operating expenses.

As of December 31, 1998, the future minimum lease commitments under all leases were as follows:

                         Year                Amount
                         ----              --------
                         1999              $ 60,430
                         2000                38,220
                         2001                19,500
                         2002                10,050
                                           --------
                                           $128,200
                                           ========

Rent expense from continuing operations under operating leases for the year ended December 31, 1998, totaled $79,994.

Note 7 - Subsequent Events

Prestige Investments, Inc., an Oklahoma corporation, acquired the Company in accordance with a letter of intent dated January 27, 1999 and a subsequent Stock Purchase Agreement (" The Agreement") dated February 19, 1999. The business combination was accounted for as a purchase. In accordance with the terms of the Agreement, the initial purchase price is $6,352.95 for 100% of the 635,295 outstanding common shares. The Agreements includes a provision whereby the

                            Zenex Long Distance, Inc.
                          Notes to Financial Statements
                                December 31, 1998


Note 7 - (continued)
sellers may earn additional amounts if the cumulative collected gross sales revenue reach certain levels, (the "Earn Out Rights"), as follows:


     (a) When collected gross sales revenue reach Ten Million ($10,000,000), the sellers will be paid an additional Fifty Cents ($0.50) per share totaling $317,647.50.

     (b) When collected gross sales revenue reach Twenty Million ($20,000,000), the sellers will be paid and additional One Dollar ($1.00) per share totaling $635,295.00.

     (c)  When   collected   gross  sales  revenue  reach   thirty-six   Million
          ($36,000,000), the sellers will be paid an additional One-Dollar ($1.00) per share totaling $635,590.45.

     (d) In no event will the Purchase Price exceed the amount of Two Dollars and fifty-one Cents per share totaling $1,594,590.45.

Additionally, Prestige agreed to contribute One Hundred Thousand Dollars ($100,000.00) as working capital to Zenex.

                           Prestige Investments, Inc.
                        Consolidated Financial Statements
                                 March 31, 2000

                                       And

                           Accountant's Review Report

                                    Contents


                                                                           Page

Accountant's Review Report                                                   1

Consolidated Balance Sheet                                                   2

Consolidated Statement of Operations                                         3

Consolidated Statement of Changes in Stockholders' Equity                    4

Consolidated Statement of Cash Flows                                         5

Notes to Consolidated Financial Statements                                  6-12

                          Independent Auditor's Report



Board of Directors and Stockholders
Prestige Investments, Inc.

We have reviewed the accompanying consolidated balance sheet of Prestige Investments, Inc. as March 31, 2000, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the three months then ended. In accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of Prestige Investments, Inc.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an pinion.

Based on our review we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

The financial statements for Prestige Investments, Inc. was audited by us and we expressed an unqualified opinion in our reports dated May 26, 2000, but we have not performed any auditing procedures since that date.



Henderson Sutton & Co., P.C.
Certified Public Accountants

Tulsa, Oklahoma
July 28, 2000

                           Prestige Investments, Inc.
                           Consolidated Balance Sheet
                      March 31, 2000 and December 31, 1999


                                                      March 31,    December 31,
                                 ASSETS                 2000           1999
                                                    -----------    -----------
Current Assets
     Cash                                           $   187,640    $       449
     Accounts receivable                                521,900        130,704
     Current portion of notes receivable                 60,000         60,000
     Inventory                                            7,000          7,000
                                                    -----------    -----------
                                                        776,540        198,153
                                                    -----------    -----------
Property and Equipment                                1,505,100      1,324,425
     Less accumulated depreciation                     (449,317)      (389,317)
                                                    -----------    -----------
                                                      1,055,783        935,108
                                                    -----------    -----------
Other
     Goodwill (net)                                     454,732        457,502
     Notes receivable-net of Current Portion            265,000        280,000
     Organization costs (net)                            33,603         34,988
     Deferred tax asset                                 193,000        130,000
                                                    -----------    -----------
                                                        946,335        902,490
                                                    -----------    -----------
                                                    $ 2,778,658    $ 2,035,751
                                                    ===========    ===========

                       LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities
     Current portion of long-term debt              $    60,200    $    27,001
     Accounts payable                                   658,479        841,378
     Accrued expenses                                   848,321         96,150
     Prepayments and customer deposits                   29,279         79,310
                                                    -----------    -----------
                                                      1,596,279      1,043,839
                                                    -----------    -----------
Long-term Debt -Net of Current Portion                  285,944           --
                                                    -----------    -----------
Stockholder's Equity
     Common stock ($1.00 par value, 50,000 shares
         authorized, 10,000 shares issued)               10,000         10,000
     Paid-in capital                                  1,161,227      1,161,227
     Retained earnings (deficit)                       (274,792)      (179,315)
                                                    -----------    -----------
                                                        896,435        991,912
                                                    -----------    -----------
                                                    $ 2,778,658    $ 2,035,751
                                                    ===========    ===========


See Accompanying Notes to Consolidated Financial Statements          2

                           Prestige Investments, Inc.
                      Consolidated Statement of Operations
                           For the Three Months Ended
                            March 31, 2000 and 1999


                                                    March 31,         March,31
                                                      2000              1999
                                                   -----------      -----------

Service Revenues                                   $ 1,278,555      $   222,134
                                                   -----------      -----------

Operating expenses
    Carrier and related charges                      1,092,967          179,495
    Selling, general and administrative                287,958          377,352
    Depreciation and amortization                       64,155           50,000
                                                   -----------      -----------

                                                     1,445,080          606,847
                                                   -----------      -----------

Operating Loss                                        (166,525)        (384,713)
                                                   -----------      -----------

Other Income (Expense)
    Interest expense                                    (8,452)            (676)
    Gain (Loss) on sale of equipment                     5,000             --
    Other income                                        11,500          114,580
                                                   -----------      -----------

                                                         8,048          113,904

                                                   -----------      -----------

Net Loss before income taxes                       $  (158,477)     $  (270,809)

Provision for income taxes:
    Current
    Deferred tax benefit                                63,000          108,000
                                                   -----------      -----------

Net Loss                                           $   (95,477)     $  (162,809)

                                                   ===========      ===========

Loss Per Share                                     $      9.54      $     16.28
                                                   ===========      ===========


See Accompanying Notes to Consolidated Financial Statements          3

                           Prestige Investments, Inc.
                 Consolidated Statement of Stockholders' Equity
                      December 31, 1998 to March 31, 2000

                                                                                      Additional
                                                                                        Paid-In         Retained
                                                        Shares          Amount          Capital          Deficit           Total
                                                     -----------     -----------      -----------      -----------      -----------

Balance, December 31, 1997                                  --       $      --        $      --        $      --        $      --

    Stock issued to initial shareholders
         July 31, 1998  for cash                             500             500                                        $       500

    Net Income for the period                                                                               83,876      $    83,876
                                                     -----------     -----------      -----------      -----------      -----------

Balance, December 31, 1998                                   500     $       500      $      --        $    83,876      $    84,376

    Quasi-reorganization January 1, 1999                                                    5,006          (83,876)         (78,870)

    Stock issued for cash                                  9,500           9,500        1,156,221                         1,165,721

    Net loss for the year                                                                                 (179,315)        (179,315)
                                                     -----------     -----------      -----------      -----------      -----------

Balance December 31, 1999                                 10,000     $    10,000      $ 1,161,227      $  (179,315)     $   991,912

    Net Loss for the Period                                 --              --               --            (95,477)         (95,477)
                                                     -----------     -----------      -----------      -----------      -----------

Balance March 31, 2000                                    10,000     $    10,000      $ 1,161,227      $  (274,792)     $   896,435
                                                     ===========     ===========      ===========      ===========      ===========


See Accompanying Notes to Consolidated Financial Statements          4

                           Prestige Investments, Inc.
                      Consolidated Statement of Cash Flows
                           For the Three Months Ended
                            March 31, 2000 and 1999

                                                                   March 31,              March 31,
                                                                     2000                   1999
                                                                  ---------              ---------
Cash Flows From Operating Activities
     Net Loss                                                     $ (95,477)             $(162,809)
     Reconciliation of net income to net cash provided by
          operating activities
     Depreciation and amortization                                   64,155                 50,000
     Gain (loss) on sale of property and equipment                    5,000                   --
     (Increase) decrease from changes in:
          Deferred Taxes                                            (63,000)              (108,000)
          Accounts receivable                                      (391,196)                87,620
          Inventory
     Increase (Decrease) from changes in:
          Accounts payable                                         (182,899)              (534,444)
          Accrued liabilities                                       752,171                158,944
          Prepayments and customer deposits                         (50,031)                20,738
                                                                  ---------              ---------

                                                                     38,723               (487,951)
                                                                  ---------              ---------
Cash Flows from Investing Activities
     Cash received for property and equipment sold                    5,000                 37,550
     Purchase of property and equipment                            (175,676)                (5,730)
                                                                  ---------              ---------

                                                                   (170,676)                31,820
                                                                  ---------              ---------
Cash Flows from Financing Activities
     Issuance of common stock                                          --                   10,000
     Purchase of Zenex stock                                           --                   (6,353)
     Increases in paid in capital                                      --                  671,552
     Change in notes receivable                                     319,144               (282,336)
                                                                  ---------              ---------

                                                                    319,144                392,863
                                                                  ---------              ---------

Net Increase (Decrease) in Cash                                     187,191                (63,268)

Cash at Beginning of Period                                             449                 87,475
                                                                  ---------              ---------

Cash at End of Period                                             $ 187,640              $  24,207
                                                                  =========              =========


See Accompanying Notes to Consolidated Financial Statements          5

                           Prestige Investments, Inc.
                   Notes to Consolidated Financial Statements
                                 March 31, 2000


Note 1 - Summary of Significant Accounting Policies

Organization and Nature of Organization

Prestige Investments, Inc. (the "company" or "Prestige") and its wholly owned subsidiary, Zenex Long Distance, Inc. ("Zenex") are engaged primarily in the wholesale of long distance minutes for prepaid calling cards. Zenex does business as Zenex Communications, Inc. and primarily markets its product to distributors and switchless resellers who in-turn market the products to retailers. Prestige was incorporated in Oklahoma on July 31, 1998. Zenex was incorporated on January 27,1994 in Oklahoma. Prestige was formed solely for the purpose of business acquisitions and investments, and had minimal activities prior to the acquisition of the Zenex. Prestige's current operations are only those of its wholly owned subsidiary, Zenex. Prestige acquired Zenex in accordance with a letter of intent dated January 27, 1999 and a subsequent Stock Purchase Agreement (" The Agreement") dated February 19, 1999. The business combination was accounted for as a purchase. The consolidated financial statements include the Company and its wholly-owned subsidiary, Zenex for the period ended March 31, 2000 and 1999.

Cash and Cash Equivalents

The Company considers all highly liquid debt or equity instruments purchased with an original maturity at the date of purchase of 90 days or less to be cash equivalents.

Inventory

Inventory of prepaid long-distance calling cards is stated at the lower of cost or fair market value.

Fair Value of Financial Instruments

The Company's financial instruments include cash, receivables, short-term payables, and notes payable. The carrying amounts of cash, receivables, and short-term payables approximate fair value due to their short-term nature. The carrying amounts of notes payable approximate fair value based on borrowing terms currently available to the Company.

Advertising Cost

Advertising   costs  are   expensed  as   incurred   as  selling,   general  and
administrative expenses in the accompanying statement of operations.

                           Prestige Investments, Inc.
                   Notes to Consolidated Financial Statements
                                 March 31, 2000


Note 1 - (continued)

Income Taxes

The company accounts for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. This statement prescribes the use of the liability method whereby deferred tax assets and liabilities are determined based on the differences between financial reporting and tax bases of assets and liabilities and measured at tax rates that will be in effect when the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets when it is more likely than not that the deferred tax asset will not be realized.

Revenue Recognition

The Company earns service revenues by providing access to and usage of long distance networks. Revenue is recognized in the month the service is provided. The Company records deferred revenue for calling cards sold and recognize revenue as the customer utilizes the calling time.

Net Loss Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, Earnings per Share and SEC Staff Accounting Bulletin No. 98 ("SAB 98"). Under the provisions of SFAS No. 128 and SAB 98 basic net income (loss) per
share  is  calculated  by  dividing  net  income  (loss)   available  to  common
stockholders for the period by the weighted average number of common shares outstanding during the period.

Concentrations

In connection with providing long distance service to customers, the Company has contractual agreements with certain carriers, which provide access to and usage of their long distance network. The contracts include an agreed-upon billing rate and a term for these services. During the period two vendors carried approximately 99% of the Company's long-distance traffic. Although other carriers are available to provide access and usage of their long distance network, there are a limited number of such sources. Additionally the time required to efficiently transfer system connections makes the Company vulnerable to a risk of a near-term significant impact in the event of a natural disaster or any other termination of the carrier's service. However the Company has the ability to utilize back up systems in the event of the carriers termination of services.

Although the company has a significant number of customers, one customer accounts for approximately eighty percent (80%) of the Company's revenue. The loss of this customer would have a materially adverse impact on the company's revenues and operations.

                           Prestige Investments, Inc.
                   Notes to Consolidated Financial Statements
                                 March 31, 2000


Note 1 - (continued)

The Company's receivables are from a small number of companies in the same industry, which are subject to business cycle variations. This concentration subjects the Company to a credit risk if the general industry or the companies fail to perform.

Regulation

The company is subject to regulation by the Federal Communications Commission and by various state public service and public utility commissions. The Company's management and regulatory legal counsel believe the Company is in compliance with regulations in all states.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Segment Information

Effective January 1, 1998, the Company adopted the provisions of SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. The Company identifies its operating segments based upon business activities, management responsibilities and geographical location. During the year ended December 31, 1999 the Company operated in a single business segment engaged in the marketing of long distance calling cards with Interactive Voice Response (IVR) services.

Reclassifications

Certain reclassifications have been made to the prior year financial statements to conform to the current period presentation.

Note 2 - Notes Receivable

At December 31, 1999, the Company had a note receivable of $325,000 due from an unrelated corporation. The note bears interest at 4.42% and is payable in minimum monthly installments of $5,000 with the remaining unpaid principal and interest due on December 10, 2002.

                           Prestige Investments, Inc.
                   Notes to Consolidated Financial Statements
                                 March 31, 2000


Note 3 - Property and Equipment, Accumulated Depreciation and Amortization

Property and equipment are recorded at cost. Expenditures for repairs and maintenance are charged to operations when incurred. Major improvements and renewals that extend the useful life of the related asset are capitalized and depreciated over the remaining useful life. Depreciation and amortization are computed for financial and income tax reporting purposes using straight-line and accelerated methods over estimated useful lives ranging from three years to ten years. Depreciation charged to operation for the period was $60,000. The following table summarizes the classifications of property and equipment; total accumulated depreciation and the related estimated useful lives:


           Property and Equipment               Cost        Years
           -------------------------------   ----------     -----
           Switching equipment               $1,315,507      5-10
           Dedicated line equipment               8,291       5
           Office software and equipment        159,366      3-7
           Leasehold improvements                21,936       5
                                              ---------
                Total                         1,505,100
           Less accumulated depreciation        449,317
                                              ---------
                Net Property and Equipment   $1,055,783
                                             ==========


Note 4 - Intangible Assets

Goodwill represents the excess of the cost of assets acquired over the fair value at date of acquisition. Goodwill is being amortized on the straight-line method over fifteen years. Accumulated amortization at March 31, 2000 totaled $109,132, and amortization expense of $2,770 was charged to operations in the period.

Organization costs primarily include legal and professional fees associated with organizing operations. These costs are deferred and amortized using the straight-line method over five years. Accumulated amortization at March 31, 2000, totaled $71,891 and amortization expense of $1,385 was charged to operations in 1in the period.

                           Prestige Investments, Inc.
                   Notes to Consolidated Financial Statements
                                 March 31, 2000


Note 5 - Long-Term Debt

The company has notes payable as follows:

     First  National Bank of Midwest  City,  9.5% note secured By all  equipment  and  Zenex  common  stock,  due  in  monthly
     Installments of $5,227,  including  interest through January
     2005                                                              $ 246,144

     First  National Bank of Midwest City,  9.75% note secured By
     equipment   and  Zenex   common   stock,   due  in   monthly
     Installments  of $ 2,124  including  interest  through March
     2005                                                                100,000
                                                                       ---------
          Total                                                          346,144
          Less Current Portion                                            60,200
                                                                       ---------
          Long-term debt                                               $ 285,944
                                                                       =========


Note 6 - Income Taxes

At March 31, 2000, the Company had net operating loss carryforwards of approximately $1,891,081 available to reduce future federal and state taxable income. Unless utilized, the carryforwards will begin to expire in 2012. For federal and state tax purposes, the Company's net operating loss carryforwards are subject to an annual limitation due to a greater than 50% change in stock ownership, as defined by federal and state tax law.

Under the provisions of FAS-109, Accounting for Income Taxes, deferred tax liabilities and assets are measured using the applicable tax rate based on the taxable and deductible temporary differences and operating loss carryforwards. Taxable temporary differences result principally from the excess of depreciation for tax purposes over the amount deducted for financial reporting purposes. Deductible temporary differences and operating loss carryforwards, giving rise to deferred tax assets, are reduced by a valuation allowance if it is more likely than not that some or all of the deferred tax assets will not be realized.

The following are components of the net deferred tax asset:

            Deferred tax liability on depreciation       $(103,000)
            Deferred tax assets for loss carryforwards     756,000
                                                         ---------
                 Deferred tax asset                        653,000
            Less valuation allowance                      (460,000)
                                                         ---------
                 Net deferred tax asset                  $ 193,000
                                                         =========

The Company has established a valuation allowance for a portion of its net deferred tax assets because of limitations on the use of loss carryforwards due to ownership changes.

                           Prestige Investments, Inc.
                   Notes to Consolidated Financial Statements
                                 March 31, 2000


Note 8 - Commitments and Contingencies

Carrier Service Agreements

Effective October 14, 1999, the Company entered into a thirty-six (36) month long-distance carrier service agreement. Under the terms of the agreement, the Company agreed to purchase a minimum monthly amount of carrier service of $26,500 for thirty-six (36) months, with a total cumulative commitment of $954,000, which ever first should occur. As of the report date the total commitment has been satisfied.

Effective February 24, 1999, the Company entered into a carrier service agreement extending for a period of twelve (12) months. Under the terms of the agreement, the Company has usage-based rates predicated on $100,000 of monthly service.

Effective September 9, 1999, the Company entered into a carrier service agreement extending for a period of twelve (12) months. Under the terms of the agreement, the Company agreed to minimum monthly usage of 100,000 minutes per circuit. The contract may be canceled if the Company falls below the minimum usage amount.

The penalty for not fulfilling these agreements would be possible cancellation of the contracts. The Company could be subject to increased carrier rates in the event satisfactory contract could not be negotiated.

Customer Billing Service

On June 1, 1999, the Company entered into a billing service agreement with a third party outsource service provider. The agreement extends for a period of forty-two (42) months. Under the terms of the agreement the Company's service fee is $2,750 per month for recording up to 750,000 detail call records per month. The additional monthly fee for call records in excess of 750,000 is on a declining scale of .00395(cent) to .00310(cent) per record.

Operating Leases

The Company leases its facilities under operating leases, which expire at various intervals through June 30, 2002. Under the terms of the leases the Company is responsible for its share of common area maintenance and operating expenses. Rent expense under operating leases for the period ended March 31, 2000, totaled $9,271.

                           Prestige Investments, Inc.
                   Notes to Consolidated Financial Statements
                                 March 31, 2000


Note 8 - (continued)


As of March 31, 2000, the future minimum lease commitments under the leases were as follows:

                      Year                   Amount

                      2000                  $28,449
                      2001                   19,500
                      2002                   10,050
                                            -------
                                            $57,999
                                            =======

Acquisition of Zenex Long Distance, Inc

Prestige Investments, Inc., an Oklahoma corporation, acquired the Zenex Long Distance, Inc. in accordance with a letter of intent dated January 27, 1999 and a subsequent Stock Purchase Agreement (" The Agreement") dated February 19, 1999. The business combination was accounted for as a purchase. In accordance with the terms of the Agreement, the initial purchase price was $6,352.95 for 100% of the 635,295 outstanding common shares. The Agreements includes a provision whereby the sellers may earn additional amounts if the cumulative collected gross sales revenue reach certain levels, (the "Earn Out Rights"), as follows:

     (a) When collected gross sales revenue reach Ten Million ($10,000,000), the sellers will be paid an additional Fifty Cents ($0.50) per share totaling $317,647.50.

     (b) When collected gross sales revenue reach Twenty Million ($20,000,000), the sellers will be paid and additional One Dollar ($1.00) per share totaling $635,295.00.

     (c)  When   collected   gross  sales  revenue  reach   thirty-six   Million
          ($36,000,000), the sellers will be paid an additional One-Dollar ($1.00) per share totaling $635,590.45.

     (d) In no event will the Purchase Price exceed the amount of Two Dollars and fifty-one Cents per share totaling $1,594,590.45.

Collected gross sales revenues through the report date are approximately $ 4,000,000. Management expects the $ 10,000,000 gross sales revenue to be achieved in the year 2001

                             LONE WOLF ENERGY, INC.

                                       And

                           PRESTIGE INVESTMENTS, INC.
                     PRO FORMA COMBINED FINANCIAL STATEMENTS

                           December 31, 1999 and 1998
                                       And
                             THE THREE MONTHS ENDED

                             MARCH 31, 2000 and 1999

                              LONE WOLF ENERGY, INC


                                TABLE OF CONTENTS
                                                                            Page

Report of Independent Public Accountants on Pro Forma Adjustments            1

Financial Statements:
   Pro Forma Combined Balance Sheet as of
      March 31, 2000                                                         2

    Pro Forma Combined Statement of Operations for the

      Three Months Ended March 31, 2000 and 1999                             3

    Pro Forma Combined Balance Sheet as of December 31, 1999                 4
    Pro Forma Combined Statement of Operations for the
      Year Ended December 31, 1999                                           5

    Pro Forma Combined Statement of Operation for the
      Year Ended December 31, 1998                                           6
    Notes to Pro Forma Combined Financial Statements                       7-8

                  Report of Independent Public Accountant's on

                 Examination of Pro Forma Financial Information


To the Board of Directors and Stockholders of Lone Wolf Energy, Inc.

We have examined the pro forma adjustments reflecting the transactions reflecting the business combination to be accounted for as a pooling of interest described in Note 1 and the application of those adjustments to the historical amounts in the accompanying pro forma combined balance sheets of Lone Wolf Energy, Inc. as of December 31, 1999,and March 31, 2000, and the pro forma consolidated statements of operations for the years ended December 31, 1999 and 1998, and the three months ended March 31, 2000 and 1999. The December 31, 1999 historical consolidated financial statements included herein are derived from the historical financial statements of Lone Wolf Energy, Inc., and Prestige Investments, Inc., which were audited by us. The historical statement of operations for the three months ended March 31, 2000 is derived from the historical financial statements, which were reviewed by us. The reviewed financial statements are included in the March 31, 2000 lO-Q filing and are included herein by this reference. Such pro forma adjustments are based upon management's assumptions described in Notes if 1, and 2. Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included such procedures as we considered necessary in the circumstances.

The objective of this pro forma financial information is to show what the significant effects on the historical financial information might have been had the transactions occurred at March 31, 2000, January 1, 2000, 1999, 1998 and December 31, 1999. However, the pro forma consolidated financial statements are not necessarily indicative of the results of Operations or related effects on financial position that would have been attained had the above-mentioned transaction actually occurred earlier.

In our opinion, the accompanying pro forma combined financial statements of Lone Wolf Energy, Inc. as of December 31, 1998, 1999 and March 31, 2000 give appropriate effect to the pro forma adjustments necessary to reflect the business combination on a pooling of interest basis as described in Note 1 and the pro forma column reflects the proper application of those adjustments to the historical financial statements.



Henderson Sutton & Co., P.C.
Certified Public Accountants
July 28, 2000 Tulsa, Oklahoma

                             Lone Wolf Energy, Inc.
                        Pro forma Combined Balance Sheet
                                 March 31, 2000

                                                             Historical
                                                      ---------------------------
                                                       Lone Wolf       Prestige
                                                        Energy        Investments      Pro Forma       Pro Forma
                                                         Inc.             Inc.        Transaction      Combined
                                                      -----------     -----------     -----------     -----------
                                     ASSETS
Current Assets                                          1,303,397         776,540                       2,079,937
Property and Equipment (net)                                            1,055,783                       1,055,783
Long Term Assets                                           24,375         265,000                         289,375
Goodwill (net)                                                            454,732                         454,732
Deferred Tax Asset                                                        193,000         (63,000)        130,000
Organization Costs (net)                                                   33,603                          33,603
                                                      -----------     -----------     -----------     -----------
       Total Assets                                   $ 1,327,772     $ 2,778,658     $   (63,000)    $ 4,043,430
                                                      ===========     ===========     ===========     ===========


                       LIABILITIES & STOCKHOLDERS' EQUITY
Liabilities
Current Liabilities                                       852,534       1,596,279         100,000
                                                                                         (168,000)      2,380,813
Long-Term Debt                                                            285,944                         285,944
                                                      -----------     -----------     -----------     -----------
      Total Liabilities                                   852,534       1,882,223         (68,000)      2,666,757
                                                      -----------     -----------     -----------     -----------
Stockholders' Equity
      Preferred Stock
      Common Stock                                         15,670          10,000           5,550          32,220
                                                                                                            1,000
      Additional Paid in Capital                           81,941       1,161,227          (5,550)      1,409,118
                                                                                          171,500
      Unrealized Gain (Loss) on Available for
          Sale Securities                                  (7,969)                                         (7,969)
      Retained Earnings (Deficit)                         385,596        (274,792)       (272,500)        (56,696)
                                                                                          105,000
                                                      -----------     -----------     -----------     -----------
      Total Stockholders' Equity                          475,238         896,435           5,000       1,376,673
                                                      -----------     -----------     -----------     -----------
 Total Liabilities & Stockholders' Equity             $ 1,327,772     $ 2,778,658     $   (63,000)    $ 4,043,430
                                                      ===========     ===========     ===========     ===========

See Accompanying Notes to Pro Forma Combined Financial Statements

                             Lone Wolf Energy, Inc.
                   Pro Forma Combined Statements of Operations
               For the Three Months Ended March 31, 2000 and 1999



                                                   March 31, 2000                                      March 31, 1999
                                   -----------------------------------------------------   ---------------------------------------
                                           Historical                                              Historical
                                    --------------------------                             ---------------------------
                                                   Prestige                                                Prestige
                                     Lone Wolf    Investments,   Pro Forma    Pro Forma     Lone Wolf     Investments,  Pro Forma
                                    Energy, Inc.      Inc.      Adjustments   Combined     Energy, Inc.       Inc.      Combined
                                    -----------   ------------  -----------  -----------   ------------   ------------  ----------
 Operating Revenues                 $    40,088     1,278,555                $ 1,318,643                   $  222,134   $  222,134

Operating Expenses                       83,850     1,445,080      272,500     1,801,430         26,132       606,847      632,979
                                    -----------    ----------    ---------   -----------    -----------    ----------   ----------

      Operating Loss                    (43,762)     (166,525)    (272,500)     (482,787)       (26,132)     (384,713)    (410,845)
                                    -----------    ----------    ---------   -----------    -----------    ----------   ----------

Other Income (Expense)
Interest (net)                                         (8,451)                    (8,451)                        (676)        (676)
Gain (Loss) on Sale of Equipment                        5,000                      5,000                      114,580      114,580
Gain  on Disposition of
   Financing Business                    730,479                                  733,479
Other Income                                           11,500                     11,500
                                    -----------    ----------    ---------   -----------    -----------    ----------   ----------
                                        730,479         8,049           --       741,528             --       113,904      113,904
                                    -----------    ----------    ---------   -----------    -----------    ----------   ----------

Net Income (Loss) Before
      Provision for Income Taxes        686,717      (158,476)    (272,500)      258,741        (26,132)     (270,809)    (296,941)

Provision for income Taxes
      Current                          (271,000)                   168,000      (103,000)
      Deferred                                         63,000      (63,000)           --             --       108,000      108,000
                                    -----------    ----------    ---------   -----------    -----------    ----------   ----------

       Net Income                   $   418,717    $  (95,476)   $(167,500)  $   155,741    $   (26,132)   $ (162,809)  $ (188,941)
                                    ===========    ==========    =========   ===========    ===========    ==========   ==========

Weighted Average
  Shares Outstanding                 13,170,000                               29,720,000     11,170,000                 27,720,000
                                    ===========                              ===========    ===========                 ==========

 Earnings (Loss) per Share          $      0.03                              $      0.01        nil                     $    (0.01)
                                    ===========                              ===========    ===========                 ==========

See Accompanying Notes to Pro Forma Combined Financial Statements

                             Lone Wolf Energy, Inc.
                        Pro Forma Combined Balance Sheet
                                December 31, 1999

                                                                               Historical
                                                                     ------------------------------
                                                                      Lone Wolf       Prestige          Pro Forma        Pro Forma
                                                                     Energy Inc.   Investments Inc.    Transaction       Combined
                                                                     -----------   ----------------    -----------      -----------
        ASSETS
 Current Assets                                                      $   185,322      $   198,153                      $   383,475
Property and Equipment (net)                                                              935,108                          935,108
Long Term Assets                                                         588,523          280,000                          868,523
Goodwill (net)                                                                            457,502                          457,502
Deferred Tax Asset                                                                        130,000                          130,000
Organization Costs (net)                                                                   34,988                           34,988
                                                                     -----------      -----------      -----------      -----------

       Total Assets                                                  $   773,845      $ 2,035,751             --        $ 2,809,596
                                                                     ===========      ===========      ===========      ===========


                   LIABILITIES & STOCKHOLDERS' EQUITY
Liabilities
 Current Liabilities                                                 $   163,242      $ 1,043,839      $   100,000      $ 1,307,081
 Long-Term Debt                                                          409,633                                            409,633
 Other Liabilities                                                       184,449                                            184,449
                                                                     -----------      -----------      -----------      -----------
      Total Liabilities                                                  757,324        1,043,839          100,000        1,901,163
                                                                     -----------      -----------      -----------      -----------

Stockholders' Equity
      Preferred Stock
      Common Stock                                                        11,670           10,000            5,550           28,220
                                                                                                                              1,000
      Additional Paid in Capital                                          45,941        1,161,227           (5,550)       1,373,118
                                                                                                                            171,500
      Unrealized Gain (Loss) on Available for
          Sale Securities                                                 (7,969)                                            (7,969)
      Retained Earnings (Deficit)                                        (33,121)        (179,315)        (272,500)        (484,936)
                                                                     -----------      -----------      -----------      -----------
      Total Stockholders' Equity                                          16,521          991,912         (100,000)         908,433
                                                                     -----------      -----------      -----------      -----------

       Total Liabilities and Stockholders' Equity                    $   773,845      $ 2,035,751      $      --        $ 2,809,596
                                                                     ===========      ===========      ===========      ===========


See Accompanying Notes to Pro Forma Combined Financial Statements

                             Lone Wolf Energy, Inc.
                   Pro Forma Combined Statements of Operations
                      For the Year Ended December 31, 1999


                                                      Historical
                                              ------------------------------
                                                Lone Wolf      Prestige        Pro Forma
                                               Energy Inc.  Investments Inc.    Combined
                                              ------------  ----------------  ------------
 Service Revenues                             $    120,893    $  1,183,087    $  1,303,980

Operating Expenses                                  97,185       2,575,287       2,672,472
                                              ------------    ------------    ------------

Operating Loss                                      23,708      (1,392,200)     (1,368,492)

Other                                                              898,885         898,885
                                              ------------    ------------    ------------

      Net Income (Loss) before Income Taxes         23,708        (493,315)       (469,607)

 Provision for Income Taxes:
      Current                                         --              --              --
      Deferred                                        --           314,000         314,000
                                              ------------    ------------    ------------

      Net Income                              $     23,708    $   (179,315)   $   (155,607)
                                              ============    ============    ============

Weighted Average Shares Outstanding             11,420,000             n/a      27,970,000
                                                                              ------------

     Income (Loss) Per Share                           nil             n/a    $      (0.01)
                                              ============                    ============


 Net Income (Loss)                            $     23,708    $   (179,315)   $   (155,607)

Other Comprehensive Income:
  Unrealized Holding Losses                         (7,969)           --            (7,969)
                                              ------------    ------------    ------------

 Comprehensive Income                         $     15,739    $   (179,315)   $   (163,576)
                                              ============    ============    ============


See Accompanying Notes to Pro Forma Combined Financial Statements

                             Lone Wolf Energy, Inc.
                   Pro Forma Combined Statements of Operations
               For the Three Months Ended March 31, 2000 and 1999

                                                                 Historical
                                                       --------------------------------
                                                          Lone Wolf       Zenex Long         Pro Forma
                                                         Energy Inc.     Distance, Inc        Combined
                                                       --------------    --------------    --------------
 Revenue                                               $         --      $    1,151,497    $    1,151,497

Operating Expenses                                             26,442         4,805,250         4,831,692
                                                       --------------    --------------    --------------

Operating Loss                                                (26,442)       (3,653,753)       (3,680,195)

Interest expense                                                 --             (27,824)          (27,824)
                                                       --------------    --------------    --------------

Net Loss Before, Discontinued Operations,
     Sale of Discontinued Business and Income Taxes           (26,442)       (3,681,577)       (3,708,019)

Provision for Income Taxes on continuing Operations:
     Current                                                     --                --                --
     Deferred                                                    --           1,413,000         1,413,000
                                                       --------------    --------------    --------------

     Net Loss From continuing Operations                      (26,442)       (2,268,577)       (2,295,019)

Discontinued Operation
Net Operating Loss from Discontinued Operations                  --            (512,590)         (512,590)
Gain on Sale of Discontinued Operation (net of
     Income Taxes-Deferred)                                      --           4,174,435         4,174,435
                                                       --------------    --------------    --------------
     Income from Discontinued Operations                         --           3,661,845         3,661,845
                                                       --------------    --------------    --------------

 Net Income (Loss)                                     $      (26,442)   $      (19,732)   $      (46,174)
                                                       ==============    ==============    ==============

Weighted Average Shares Outstanding                         4,516,154                          21,066,154
                                                       ==============                      ==============

Loss Per Share from Continuing Operations              $         --                        $         0.11
                                                       ==============                      ==============

Income per Share from Discontinued Operations          $         --                        $         0.17
                                                       ==============                      ==============


See Accompanying Notes to Pro Forma Combined Financial Statements

                             LONE WOLF ENERGY, INC.

                           Notes to Pro Forma Combined

                              Financial Statements


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Summary of Pro Forma Transactions - The March 31, 2000 and the December 31, 1999 pro forma combined balance sheets of the Company have been prepared assuming the Company consummated the acquisition of Prestige Investments, Inc. on March 31, 2000 and December 31, 1999 along with other related transactions as described in Note 2. The pro forma combined statements of operations for the years ended December 31, 1999, 1998 and the three months ended March 31, 2000 and 1999 have been prepared assuming the Company consummated the transaction on January 1, 1998, 1999 and January 1, 2000.

2.   ACQUISITION OF Prestige Investments, Inc.

These adjustments give effect to the business combination as a pooling of interest of Prestige Investments, Inc. at the beginning of the periods presented for the statements of operations and at the respective year ends for the balance sheets presented.

     Acquisition of Prestige Investments, Inc. - On June 21, 2000, Lone Wolf Energy, Inc. (the "Company") completed the acquisition of Zenex Long Distance, Inc. (d/b/a Zenex Communications, Inc.), ("Zenex") through a merger of a wholly-owned subsidiary of the company, Prestige Acquisition, Corp. ("Prestige Acquisition"), with and into the parent of Zenex, Prestige Investments, Inc., an Oklahoma corporation ("Prestige Investments"). Prestige Investments was the surviving corporation in the merger. The merger was pursuant to an agreement and Plan of Reorganization dated May 4, 2000, by and among the company, Prestige Acquisition, Prestige Investments and the five shareholders of Prestige Investments (the "Zenex Merger
     Agreement"). Pursuant to the Zenex Merger Agreement, the company issued 15,550,000 of the Company's common stock to the shareholders of Prestige Investments in return for their surrender to the company of all of their shares of common stock of Prestige Investments.

     Following the merger, Prestige Investments became a wholly owned subsidiary of the Company, and Zenex became and is currently operated as a wholly owned subsidiary of Prestige Investments. The business combination was accounted for as a pooling of interest.

                             LONE WOLF ENERGY, INC.

                           Notes to Pro Forma Combined

                              Financial Statements


2.   ACQUISITION OF PRESTIGE INVESTMENTS, INC. (continued)

     The purpose of the Merger was to effect the acquisition by the Company of Prestige Investment, Inc. and its wholly-owned subsidiary, Zenex Long Distance, Inc., d/b/a Zenex Communications, Inc.

     The preceding statements with respect to the Merger Agreement are a brief summary thereof. While the summary is accurate, it does not purport to be complete and reference is made to the Zenex Merger Agreement for a complete statement of the Merger. A copy of the Zenex Merger Agreement is filed as an Exhibit to the Current Report on Form 8-K and is incorporated herein by this reference.

The historical results of operations of Lone Wolf Energy, Inc. Zenex Long Distance, Inc. and Prestige Investments, Inc. for the years ended December 31, 1999 and 1998 are derived from the audited financial statements of Lone Wolf Energy, Inc. Zenex Long Distance, Inc. and Prestige Investments, Inc. The three months ended March 31, 2000 are derived from the reviewed financial statements of the companies ending March 31, 2000 and from the compiled statements for the three months ended March 31, 1999.

Exhibits

     The following are filed as Exhibits to this Report:

     Exhibit 2.1* Agreement and Plan of Reorganization dated May 4, 2000, by and among Lone Wolf Energy, Inc., Prestige Investments, Inc., Zenex Long Distance, Inc., and others. The following exhibits to the Agreement and Plan of Reorganization are omitted and will be provided to the Securities and Exchange Commission upon request:

                    Exhibit 1.9      List of All Employees of Zenex
                    Exhibit 3.2      List of Shareholders and Common Stock
                    Exhibit 3.5      Liabilities
                    Exhibit 3.6      List of Tax Liabilities
                    Exhibit 3.7      List of All Real Estate Property
                    Exhibit 3.8      Pending Litigation and Proceedings
                    Exhibit 3.9      Authority
                    Exhibit 3.10     Change in Financial Condition
                    Exhibit 3.11     Employee Benefit Plans
                    Exhibit 3.12     Material Adverse Events
                    Exhibit 3.15     Significant Agreements
                    Exhibit 3.16     Insurance
                    Exhibit 3.17     Transactions with Affiliated Persons
                    Exhibit 3.20     Environmental Matters
                    Exhibit 3.24     Tariffs
                    Exhibit 4.1      Bylaws as amended
                    Exhibit 5.1      New Zenex Employee Bonus Plan

     Exhibit 3.1 Bylaws of the Company as amended June 21, 2000

     Exhibit 27.1 Financial Data Schedule

     *Previously filed as Exhibit 2.1 to the Company's Form 8-K filed with the Securities and Exchange Commission on May 19, 2000 and incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       LONE WOLF ENERGY, INC.


Date: August 1, 2000                            By:    /s/ Marc W. Newman
                                                       -------------------------
                                                       Marc W. Newman, President


                                       17